Exhibit 99.06





                  OLYMPUS COMMUNICATIONS, L.P. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Dollars in thousands)

                                                 December 31,        June 30,
                                                      1998             1999
                                                 -------------    --------------
ASSETS:
Cable systems, at cost, net of accumulated
depreciation and amortization:
Property, plant and equipment                    $     355,470    $     379,346
Intangible assets                                      577,171          568,044
                                                 -------------    -------------
Total                                                  932,641          947,390

Cash and cash equivalents                               44,617            5,197
Subscriber receivables - net                            14,407           14,548
Prepaid expenses and other assets - net                 20,334           14,986
                                                 =============    =============
Total                                            $   1,011,999    $     982,121
                                                 =============    =============

LIABILITIES AND PARTNERS' EQUITY (DEFICIENCY):
Subsidiary debt                                  $     519,443    $        --
Parent debt                                            200,000          200,000
Other debt                                               7,539            7,503
Accounts payable                                        23,311           22,190
Subscriber advance payments and deposits                 6,965            6,973
Accrued interest and other liabilities                  29,904           21,613
Accrued priority return on preferred limited
partner interests                                       36,397           56,138
Due to affiliates - net                                283,436          802,942
Deferred income taxes                                   40,951           41,131
                                                 -------------    -------------
Total liabilities                                    1,147,946        1,158,490
                                                 -------------    -------------

Commitments and contingencies (Note 4)

Partners' equity (deficiency):
Limited partners' interests                            570,298          604,423
General partners' equity (deficiency)                 (706,245)        (780,792)
                                                 -------------    -------------
Total partners' equity (deficiency)                   (135,947)        (176,369)
                                                 =============    =============
Total                                            $   1,011,999    $     982,121
                                                 =============    =============


            See notes to condensed consolidated financial statements.

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




                                    OLYMPUS COMMUNICATIONS, L.P. AND SUBSIDIARIES
                                   CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                               (Dollars in thousands)

                                                          Three Months Ended         Six Months Ended
                                                               June 30,                   June 30,
                                                      -----------------------------------------------------
                                                          1998          1999          1998          1999
                                                      -----------   -----------   -----------   -----------

Revenues                                              $    51,198   $    63,351   $   102,116   $   128,217
                                                      -----------   -----------   -----------   -----------

Operating expenses:
Direct operating and programming                           17,663        21,912        34,948        44,864
Selling, general and administrative                         8,827        11,254        17,870        22,997
Depreciation and amortization                              11,998        18,141        24,248        36,400
Management fees to managing affiliate                       2,888         5,913         5,586         9,456
                                                      -----------   -----------   -----------   -----------
Total                                                      41,376        57,220        82,652       113,717
                                                      -----------   -----------   -----------   -----------

Operating income                                            9,822         6,131        19,464        14,500
                                                      -----------   -----------   -----------   -----------

Other income (expense):
Interest expense                                          (13,002)       (7,521)      (26,027)      (19,596)
Interest expense - affiliates                              (1,650)      (13,266)       (3,300)      (18,535)
Other                                                         613          (120)          983          (120)
                                                      -----------   -----------   -----------   -----------
Total                                                     (14,039)      (20,907)      (28,344)      (38,251)
                                                      -----------   -----------   -----------   -----------

Loss before income taxes                                   (4,217)      (14,776)       (8,880)      (23,751)
Income tax benefit (expense)                                  (28)          (94)          (28)         (180)
                                                      -----------   -----------   -----------   -----------

Net loss                                                   (4,245)      (14,870)       (8,908)      (23,931)

Priority return on preferred and senior
limited partner interests                                 (21,923)      (25,940)      (42,715)      (50,566)
                                                      -----------   -----------   -----------   -----------

Net loss of general and limited partners
after priority return                                 $   (26,168)  $   (40,810)  $   (51,623)  $   (74,497)
                                                      ===========   ===========   ===========   ===========

Basic and diluted net loss per general and limited
partners' unit after priority return                  $    (2,617)  $    (4,081)  $    (5,162)  $    (7,450)
                                                      ===========   ===========   ===========   ===========

                              See notes to condensed consolidated financial statements.

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


                              OLYMPUS COMMUNICATIONS, L.P. AND SUBSIDIARIES
                             CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                         (Dollars in thousands)

                                                                Six Months Ended
                                                                     June 30,
                                                           ---------------------------
                                                                1998          1999
                                                           ------------- -------------
Cash flows from operating activities:
Net loss                                                   $     (8,908) $    (23,931)
Adjustments to reconcile net loss to net cash provided
by operating activities:
Depreciation                                                     13,675        19,494
Amortization                                                     10,573        16,906
Deferred income taxes                                                28           180
Changes in operating assets and liabilities, net of
effects of acquisitions:
Subscriber receivables                                               15          (141)
Prepaid expenses and other assets                                (2,825)          354
Accounts payable                                                  3,112        (1,121)
Subscriber advance payments and deposits                            250             8
Accrued interest and other liabilities                           (1,248)       (8,330)
                                                           ------------  ------------
Net cash provided by operating activities                        14,672         3,419
                                                           ------------  ------------

Cash flows from investing activities:
Business acquisitions                                            (2,055)       (1,474)
Proceeds from sale of assets                                     10,469          --
Capital expenditures                                            (28,417)      (44,060)
                                                           ------------  ------------
Net cash used for investing activities                          (20,003)      (45,534)
                                                           ------------  ------------

Cash flows from financing activities:
Proceeds from debt                                               43,000          --
Repayments of debt                                              (43,388)     (520,061)
Payments of priority returns                                    (37,650)      (30,825)
Amounts advanced from affiliates                                  6,129       519,506
Issuance of preferred limited partner interests                  40,950        34,125
Capital distributions                                               (50)          (50)
                                                           ------------  ------------
Net cash provided by financing activities                         8,991         2,695
                                                           ------------  ------------

Increase (decrease) in cash and cash equivalents                  3,660       (39,420)

Cash and cash equivalents, beginning of period                    3,554        44,617
                                                           ------------  ------------

Cash and cash equivalents, end of period                   $      7,214  $      5,197
                                                           ============  ============


                      See notes to condensed consolidated financial statements.
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                  OLYMPUS COMMUNICATIONS, L.P. AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
                             (Dollars in thousands)


         The accompanying unaudited condensed consolidated financial statements of Olympus Communications, L.P. and its substantially wholly owned subsidiaries
("Olympus" or the "Company") have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission.

         In the opinion of management, all adjustments, consisting of only normal recurring accruals necessary for a fair presentation of the financial position of Olympus at June 30, 1999, and the results of operations for the three and six months ended June 30, 1998 and 1999, have been included. These condensed consolidated financial statements should be read in conjunction with Olympus' consolidated financial statements included in its Annual Report on Form
10-K for the year ended December 31, 1998 ("Annual Report"). The results of operations for the three and six months ended June 30, 1999 are not necessarily indicative of the results to be expected for the year ending December 31, 1999.

1.  The Registrants:

         Olympus Communications, L.P. is a joint venture limited partnership formed under the laws of Delaware with 50% of the outstanding voting interests held by ACP Holdings, Inc., a wholly-owned subsidiary of Adelphia Communications
Corporation ("Adelphia") and the managing general partner of Olympus. The remaining 50% of the voting interest is held by various wholly-owned subsidiaries of FPL Group, Inc. On January 28, 1999, the partners entered into an agreement pursuant to which Adelphia will acquire FPL Group's partnership interests in Olympus. The transaction is expected to close in the third quarter of 1999. Olympus' operations consist primarily of selling video programming which is distributed to subscribers in Florida for a monthly fee through a network of fiber optic and coaxial cables.

         Olympus Capital Corporation, a wholly-owned subsidiary of the Company, was formed solely for the purpose of serving as a co-issuer with Olympus
Communications, L.P. of the 10 5/8% Senior Notes due 2006 (the "Senior Notes").
Olympus Capital Corporation has no substantial assets or liabilities and no operations of any kind and the Indenture, pursuant to which such Senior Notes were issued, limits Olympus Capital Corporation's ability to acquire or hold any significant assets or other properties or engage in any business activities other than in connection with the issuance of the Senior Notes.

2. Significant Events Subsequent to the Annual Report:

         On May 6, 1999, certain subsidiaries and affiliates of Adelphia and Olympus closed on an $850,000 credit facility. The credit facility consists of a $600,000, 8 1/2 year reducing revolving credit loan and a $250,000, 9 year term loan. Proceeds from initial borrowings were held as cash by certain of Olympus' affiliates and used to repay existing indebtedness of the co-borrower group.

3.   Supplemental Financial Information:

         Cash payments for interest were $28,505 and $42,454 for the six months ended June 30, 1998 and 1999, respectively. Accumulated depreciation of property, plant and equipment amounted to $172,867 and $192,318 at December 31, 1998 and June 30, 1999, respectively. Accumulated amortization of intangible assets amounted to $144,548 and $160,240 at December 31, 1998 and June 30, 1999, respectively.





                                      -6-
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4.  Commitments and Contingencies:

         Reference is made to Management's Discussion and Analysis of Financial
Condition and Results of Operations and the Annual Report for a discussion of material commitments and contingencies.

5.       Recent Accounting Pronouncements:

         Statement of Financial Accounting Standards ("SFAS") No. 133,
"Accounting for Derivative Instruments and Hedging Activities," establishes accounting and reporting standards for derivative instruments and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. Management of the Company has not completed its evaluation of the impact of SFAS No. 133 on the Company's financial statements.
In July 1999, SFAS No. 137 was issued to delay the effective date of SFAS No.
133 to fiscal quarters of fiscal years beginning after June 15, 2000.










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